Exhibit 5.1

David E. Wise
Attorney at Law
The Colonnade
9901 IH-10 West, Suite 800
San Antonio, Texas 78230
(210) 558-2858
(210) 579-1775 (facsimile)

May 27, 2011

Board of Directors
Networking Partners, Inc.
857 Sarno Road
Melbourne, Florida 32935

Re:       Networking Partners, Inc.
Registration Statement Form S-1

Gentlemen:

You have requested our opinion with respect to the shares of the Company's common stock, par value $.001 per share ("Common Stock"), included in the Registration Statement on Form S-1 (Registration No. 333-173790), as amended ("Form S-1"), filed by Networking Partners, Inc. on this date with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Securities Act"), for the purpose of registering 5,000,000 shares of the Company’s Common Stock on behalf of the Company (“Shares”).

As securities counsel to the Company, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and its shareholders, and such other documents as we have deemed relevant and/or necessary as the basis of the opinions expressed in this letter. In our examination, we have assumed the genuineness of all signatures, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals.

Based on, and subject to the foregoing, we are of the opinion that the Shares being registered in the Form S-1 have been duly and validly authorized for issuance and, when such shares are issued and paid for by investors in this offering, will be legally issued, fully paid and non-assessable.

In rendering this opinion, we express no opinion herein concerning the applicability or effect of any laws of any jurisdiction other than Nevada and the securities laws of the United States of America referred to herein.

We hereby consent to the use of this opinion as an exhibit to the Form S-1 and to the reference to my name and this firm under the caption “Legal Matters” in the prospectus forming a part of the Form S-1. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Law Offices of David E. Wise, P.C.

/s/ David E. Wise
DAVID E. WISE
Attorney at Law